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STATE OF NEW YORK   }SS:                                         Exhibit 3.117
DEPARTMENT OF STATE }

I HEREBY CERTIFY THAT THE ANNEXED COPY HAS BEEN COMPARED WITH THE ORIGINAL DOCUMENT IN THE CUSTODY OF THE SECRETARY OF STATE AND THAT THE SAME IS A TRUE COPY OF SAID ORIGINAL.

     WITNESS MY HAND AND SEAL OF THE DEPARTMENT OF STATE ON MAY 28 2002

                                                       /s/ [ILLEGIBLE]

[SEAL]                                         SPECIAL DEPUTY SECRETARY OF STATE

DOS-1266(7/00)

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                                                                   F980430000457

                                                                       CSC 45

                          CERTIFICATE OF INCORPORATION

                                       OF

                             SCHULTZ LANDFILL, INC.

                UNDER SECTION 402 OF THE BUSINESS CORPORATION LAW

                                   ----------

     The undersigned, a natural person of the age of eighteen years or over, desiring to form a corporation pursuant to the provisions of Section 402 of the Business Corporation Law of the State of New York, hereby certifies as follows:

     FIRST:  The name of the corporation is:

                             SCHULTZ LANDFILL, INC.

     SECOND: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of the State of New York, exclusive of any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

     THIRD: The office of the corporation in the State of New York is to be located in the County of Erie.

     FOURTH: The aggregate number of shares which the corporation shall have the authority to issue is:

                   Two Hundred (200) shares without par value.

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     FIFTH:  The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served, and the address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is:

                                         C/o Duke Holzman Yaeger & Photiadis LLP
                                         2500 Mainplace Tower
                                         Buffalo, NY 14202

     SIXTH: No director of the corporation shall be personally liable to the corporation or its stockholders for damages for any breach of duty in such capacity except where a judgment or other final adjudication adverse to said director establishes: that the director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that said director personally gained a financial profit or other advantage to which he was not entitled, or the director's acts violated Section 719 of the New York Business Corporation Law.

Date:  April 29, 1998


                                                    /s/ Pat A. Santiago
                                              ----------------------------------
                                                        Pat A. Santiago
                                                          Incorporator
                                                     Corporation Service Company
                                                          80 State Street
                                                          Albany, NY 12207

                                        2
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State of New York)
County oF Albany )

     On this 29th day of April, 1998, before me personally appeared Pat A. Santiago to me known to be the person described in and who executed the foregoing instrument and duly acknowledged to me that (s)he executed the same.

                                                       /s/ Natalie L. Holmes
                                              ----------------------------------

                                                            [SEAL]

                                        3
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                                                                   F980430000457

                                                                       CSC 45

                          CERTIFICATE OF INCORPORATION

                                       OF

                              SCHULTZ LANDFILL, INC.

                                                              STATE OF NEW YORK
                                                             DEPARTMENT OF STATE

                                                            FILED APR 30 1998
                                                            TAX $  10.00
                                                            BY:    DAM
                                                                  Erie

       Section 402 of the Business Corporation Law

Filer: DUKE HOLZMAN YAEGER & PHOTIADIS LLP
       2500 MAINPLACE TOWER
       BUFFALO, NY 14202
       799678pas

                                                                       BILLED

                                                                    980430000462

                                        4